Exhibit 10.1
FOURTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 21, 2020, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).
RECITALS:
A. The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 10, 2017, that certain Second Amendment to Amended and Restated Master Repurchase Agreement dated as of August 9, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement dated as of May 23, 2019, and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B. The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2. Amendments.
2.1. The following definitions set forth in Section 1.2 of the Repurchase Agreement are added or amended and restated, as applicable, to read in their entireties as follows:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and

of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark Replacement” means the sum of: (a) an alternate benchmark rate that has been selected by the Agent in consultation with the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. syndicated repurchase agreements denominated in Dollars that are substantially similar to the repurchase arrangement under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement under this Agreement of LIBOR with an alternative benchmark rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent in consultation with the Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate at such time for U.S. syndicated repurchase agreements denominated in Dollars that are substantially similar to the repurchase arrangement under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by the Agent from time to time and as may be updated periodically.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with then-prevailing market practice (or, if the

Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to LIBOR:
(a)  in the case of clauses (ii), (iii) or (iv) of Section 6.7(b), the later of:
(i)  the date of the public statement or publication of information referenced therein and
(ii)  the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;
(b) in the case of clause (i) of Section 6.7(b), the earlier of
(i)  the date of the public statement or publication of information referenced therein; and
(ii)  the date specified by the Agent or the Required Buyers, as applicable, by notice to the Seller, the Agent (in the case of such determination and notice by the Required Buyers) and the Buyers; or
(c)  in the case of clause (v) of Section 6.7(b), the date specified by the Agent or the Required Buyers, as applicable, by notice to the Seller, the Agent (in the case of such determination and notice by the Required Buyers) and the Buyers. “Benchmark Transition Event” is defined in Section 6.7(b).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Repurchase Documents in accordance with Section 6.7(b) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Repurchase Documents pursuant to Section 6.7(b).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.
          “LIBOR” means the LIBOR Rate.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Termination Date” means the earlier of (a) May 20, 2021, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
2.2. Divisions. Article 1 of the Repurchase Agreement is amended by adding a new Section 1.4 to the end thereto which reads in its entirety:

1.4 Divisions. For all purposes under the Repurchase Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.3. LIBOR Notification. Article 1 of the Repurchase Agreement is amended by adding a new Section 1.5 to the end thereto which reads in its entirety:
1.5  LIBOR Notification. The Pricing Rate with respect to the LIBOR Rate Tranche is determined by reference to LIBOR. Section 6.7(b) provides a mechanism for (a) determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 6.7(b) and (b) modifying this Agreement to give effect to such alternative Pricing Rate. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of Pricing Rate, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 6.7(b), will have the same value as, or be economically equivalent to, LIBOR.

2.4. Provisions Relating to LIBOR Rate. Section 6.7 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

6.7  Provisions Relating to LIBOR Rate.
(a)  Notwithstanding anything to the contrary in this Agreement or any other Repurchase Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Required Buyers notify the Agent that the Required Buyers have determined, that:
(i)  deposits of a type and maturity appropriate to match fund LIBOR Rate Tranche are not available to such Buyers in the relevant market, or
(ii) the Pricing Rate applicable to the LIBOR Rate Tranche is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining the LIBOR Rate Tranche, then the Agent shall suspend the availability of the LIBOR Rate Tranche and require that the Pricing Rate applied to any affected Transactions be equal to the Federal Funds Effective Rate plus 0.5% plus the LIBOR Margin, and in such event, the Seller will thereafter be entitled to designate subsequent Tranches to bear interest at the Federal Funds Rate plus 0.5% plus the LIBOR Margin.
(b) Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Repurchase Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Required Buyers notify the Agent (with a copy to the Seller) that the Required Buyers have determined, that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:
(i) the circumstances set forth in Section 6.7(a)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR described in clause (ii) of this Section 6.7(b) announcing that LIBOR is no longer representative) and such circumstances are unlikely to be temporary,
(ii) ICE Benchmark Administration (or any Person that has taken over the administration of LIBOR for deposits in Dollars that is acceptable to the Agent) discontinues its administration and publication of LIBOR for deposits in Dollars,
(iii) a public statement or publication of information by or on behalf of the administrator of LIBOR described in clause (ii) of this Section 6.7(b) announcing that such administrator has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to the Agent that will continue to provide LIBOR after such specified date,
(iv) a public statement by the supervisor for the administrator of LIBOR described in clause (ii) of this Section 6.7(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for LIBOR, a resolution authority with jurisdiction over such administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over such administrator for LIBOR, which states that such administrator of LIBOR has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to the Agent that will continue to provide LIBOR after such specified date; or
(v) syndicated repurchase agreements substantially similar to the repurchase arrangement under this Agreement being executed at such time, or that include language substantially similar to that contained in this Section 6.7(b), are being executed or amended, as the case may be, to incorporate or adopt a new benchmark Pricing Rate to replace LIBOR for deposits in Dollars, then the Agent and the Seller may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 22.4, any such amendment with respect to a Benchmark Transition Event (A) pursuant to any of clauses (i) through (iv) of this Section 6.7(b) will become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York City time) on the fifth Business Day after the Agent has posted such proposed amendment to all Buyers and the Seller so long as the Agent has not received, by such time, written notice of objection to such amendment from Buyers comprising the Required Buyers or (B) pursuant to clause (v) of this Section 6.7(b), will become effective without any further action or consent of any other party to this Agreement on the date that Buyers comprising the Required Buyers have delivered to the Agent written notice that such Required Buyers accept such amendment; provided that, if the notice of a Benchmark Transition Event pursuant to clause (v) has been provided by the Required Buyers and not the Agent and such notice specifies the Benchmark Replacement, then the Buyers comprising the Required Buyers shall be deemed to have accepted such amendment on the date such amendment has been posted by the Agent to all Buyers. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 6.7(b) will occur prior to the date set forth in the applicable amendment.
In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
The Agent will promptly notify the Seller and the Buyers of (1) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 6.7(b)), (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark

Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Buyers pursuant to this Section 6.7(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 6.7(b).
Upon notice to the Seller by the Agent in accordance with Section 23 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 6.7(b), if any request pursuant to Section 3.1 requests a LIBOR Rate Tranche, such request may be revoked by the Seller and if not revoked such the applicable Pricing Rate shall be the Federal Funds Effective Rate plus 0.5% plus the LIBOR Margin.
2.5. Other Reports. Section 16.5(g) of the Repurchase Agreement is amended and restated to read in its entirety as follows:
(g) Upon request of the Agent from time to time, the Seller’s internally generated “marketing position report” and summary showing the Seller’s pipeline and inventory and, with respect to each Investor Commitment, the type, expiration date, price, Pricing Rate and/or required yield, and the original amount or aggregate thereof and the portions thereof that have been utilized and the portions thereof that remain available, together with a calculation of the “weighted average price” of all Investor Commitments as of the end of such week.
2.6. Acknowledgement Regarding Any Supported QFCs. The Repurchase Agreement is amended by adding a new Article 37 to the end thereto reading in its entirety:
37 Acknowledgement Regarding Any Supported QFCs
To the extent that the Repurchase Documents provide support, through a guarantee or otherwise, for Interest Rate Protection Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Repurchase Documents and any

Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Repurchase Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Repurchase Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Nonfunding Buyer (as defined in Section 3.9) shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2.7. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. The Repurchase Agreement is amended by adding a new Article 38 to the end thereto reading in its entirety:
38 Acknowledgement and Consent to Bail-In of Affected Financial Institutions
Notwithstanding anything to the contrary in any Repurchase Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Purchase Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:
(i)  a reduction in full or in part or cancellation of any such liability;
(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Repurchase Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 3. Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:
3.1. delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;
3.2. delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification as to the incumbency, names, titles, and signatures of the officers of the Seller authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and
3.3. delivery to the Agent of such other documents as it may reasonably request.
Section 4. Miscellaneous.
4.1. Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other

Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2. Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4.3. Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4. Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
4.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
4.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
4.8. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:
HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By: /s/ L. Ludwell Jones IV
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

AGENT AND BUYER:
U.S. BANK NATIONAL ASSOCIATION,   as Agent and Buyer

By: /s/ Edwin D. Jenkins
Name: Edwin D. Jenkins
Title: Senior Vice President